Exhibit 10.3
SEPARATION AGREEMENT AND GENERAL RELEASE

        This Separation Agreement and General Release (the “Agreement”) is made and entered into this 31st day of December 2019 by and between The Hain Celestial Group, Inc. (“Hain” or the “Company”) and James Langrock (“Employee”).

WHEREAS, Hain and Employee wish to amicably terminate Employee’s employment with Hain;

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth therein, Hain and Employee agree as follows:

1.Termination of Employment

Employee’s last day of employment will be December 31, 2019 (the “Termination Date”). Employee and the Company may mutually agree to terminate Employee’s employment prior to the Termination Date; provided, however, that in the event of an earlier termination, Employee shall only be paid through the date of his/her termination and such date shall be the Termination Date for purposes of this Agreement.

2.  Severance Payment by Hain

As consideration for signing and not revoking this Agreement and Employee’s complete compliance therewith, Hain shall provide Employee with a cash severance payment in the aggregate amount of $1,650,000, less applicable withholdings and deductions, payable over a period of 12 months starting from the Termination Date, in regular installments in accordance with the general payroll practices of the Company.

3. Benefits

Hain agrees to continue Employee’s medical, dental and vision coverage through December 31, 2019. Thereafter, Employee will be eligible to elect to continue medical, dental and vision plan coverage pursuant to the notice sent to Employee by the insurance provider in accordance with the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). If Employee properly and timely elects medical, dental and/or vision coverage pursuant to COBRA as coverage existed as of the Termination Date, Hain agrees to pay the cost of the premium for such elected coverage (subject to applicable taxes) for a period of 18 months (provided Employee executes this Agreement, and remains eligible for COBRA coverage continuation). Thereafter, Employee shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at his/her own expense, in accordance with applicable law.

In accordance with Employee's grants of restricted stock dated June 26, 2017 and September 26, 2017, the unvested portion of Employee’s restricted stock (16,667 shares and 534 shares respectively) will vest upon the termination of his employment. The Company will satisfy the tax withholding obligations associated with such vesting by withholding a number of shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, equal to the amount of such tax withholding obligations. Regardless of the Company's actions in this regard, Employee hereby acknowledges and agrees that the tax liability shall be his responsibility and liability. Employee acknowledges and agrees that Employee’s Performance Share Unit Award granted on January 24, 2019 will be forfeited and cancelled without consideration upon the Termination Date, in accordance with its terms.

Employee's participation in all other benefits and incidents of employment (including, but not limited to, the accrual of vacation and paid time off, Life Insurance, AD&D, Long Term Disability, 401(k), and the vesting of equity grants as applicable) cease on the Termination Date.

4. Payment of Salary

Except with respect to the severance payments and benefits provided by Sections 2 and 3 hereof and payment of Employee’s salary for the current pay period, Employee acknowledges and represents that, as of the date Employee signed this Agreement, Hain has paid all salary, wages, bonuses, accrued vacation, housing allowances, relocation costs, interest, stock, stock options, fees, commissions, and any and all other benefits and compensation due to him/her.

5. Indemnification

Notwithstanding anything to the contrary herein, including any release by Employee here, to the fullest extent permitted by applicable law and the provisions of the existing Hain Articles of Incorporation, Hain shall indemnify and hold harmless Employee from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by Employee) claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (collectively, “Claims and Expenses”) which may be imposed on, incurred by or asserted at any time against Employee in any way related to Employee’s employment by Hain, or the management or administration of Hain, or in connection with the business or affairs of Hain or the activities of Employee on behalf of the Company; provided that Employee shall not be entitled to indemnification hereunder for Claims and Expenses that are (i) incurred by such Employee as plaintiff in any action, suit or proceeding brought against the Company or (ii) incurred by such Employee as a defendant in any action, suit or proceeding brought against Employee by a third party and found by a court of competent jurisdiction in a final judgment not subject to further appeal to be attributable to such Employee’s fraud, gross negligence or willful misconduct.

6. Release by Employee
Employee agrees that he/she would not be entitled to the consideration set forth in Sections 2 and 3 absent his/her execution and fulfillment of this Agreement. As a consequence of execution of this Agreement, Hain and its current and former officers, directors, employees, agents, investors, attorneys, creditors, counsel, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns and any other affiliated or related person or entity (the “Releasees”) have no outstanding obligations to Employee except as otherwise set forth in this Agreement. Employee, on his/her own behalf, and on behalf of his/her present and former heirs, family members, executors, creditors, agents, assigns and any other affiliated or related person or entity, hereby fully and forever releases Hain and the other Releasees from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess as of and including on the Effective Date of this Agreement, including, without limitation:

a.any and all claims relating to or arising from Employee's employment with Hain, or the termination of that employment;
b.any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of, shares of Company stock, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; qui tam; whistleblower, battery; invasion of privacy; false imprisonment; and conversion;
d.any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Fair Credit Reporting Act; the New York State Executive Law (including its Human Rights Law); the New York City Administrative Code (including its Human Rights Law); the New York

State Labor Law; the New York wage, wage payment, wage theft and wage–hour laws; the Sarbanes-Oxley Act;

e.any and all claims for violation of the federal, or any state, constitution;

f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.any and all claims for attorneys’ fees and costs.

Hain and Employee agree that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released for all time. Employee agrees and understands that, except as otherwise provided in this agreement, this Agreement provides a full and final general release covering all known and unknown and anticipated and unanticipated injuries, debts, or damages which may have arisen, or which may arise, connected with all matters from the beginning of time to the date of this Agreement, as well as those injuries, debts, claims or damages now known or disclosed which may have arisen, or which may arise, from Employee’s employment with or separation from Hain on the Termination Date, except as otherwise provided in this agreement.

This Agreement does not release or waive claims (a) to enforce this Agreement or otherwise arising after the date of this Agreement; (b) regarding vested benefits under any 401(k); (c) under COBRA; (d) as a consumer of goods, products, or services of Hain or Releasees; and/or (e) claims for workers’ compensation benefits or unemployment insurance benefits, but Employee acknowledges that he/she is not aware of any work-related condition or injury. Moreover, Employee and Hain acknowledge that this Agreement does not limit either party’s right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency (“Governmental Agency”), but waives the right to any personal remedy, to the maximum extent permitted by law, for claims that are released under Section 7(a)-(h), except that this Agreement does not limit Employee’s right to receive an award for information provided to any Governmental Agency.

7. Acknowledgement of Waiver of Claims Under ADEA

Employee acknowledges that he/she is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and Hain agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he/she has been advised by this writing that:
a.he/she should consult with an attorney prior to executing this Agreement;
b.he/she has up to twenty-one (21) days within which to consider this Agreement;
c.he/she has seven (7) days following his/her execution of this Agreement to revoke this Agreement;
d.this Agreement shall not be effective until the revocation period has expired; and
e.nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. However, if the release of ADEA claims or any other claim is set aside or limited, all monies paid hereunder shall be set-off against any relief or recovery.
8.  No Admission of Liability

Neither this Agreement, nor anything contained herein, shall be construed as an admission by the Company that it has in any respect violated or abridged any Federal, State, or local law or any right or obligation that it may owe or may have owed to Employee. No final findings or final judgments have been made and Employee does not purport and will not claim to be a prevailing party, to any degree or extent, nor will this Agreement or its terms be admissible in any proceeding other than in a proceeding for breach of the terms contained herein.

9.  Ongoing Cooperation and Support by Employee

To the maximum extent permitted by law, Employee shall assist Hain in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against Hain or any of the Releasees without additional compensation, provided, however that Hain will reimburse Employee for reasonable out-of-pocket and travel-related expenses incurred with providing such assistance. Hain will endeavor to ensure that such assistance does not conflict with or interfere in Employee’s future employment or engagements, will not be unduly burdensome, and will be scheduled at mutually agreeable times in light of Employee’s personal and business commitments. Employee and Hain acknowledge this Section does not limit the right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency without requiring notice to Hain or any of the Releasees; Employee nevertheless understands that because of the waiver and general release Employee freely provides by signing this Agreement, Employee cannot obtain any monetary relief or recovery in any such proceeding to the extent permitted by law, except that this Agreement does not limit Employee’s right to receive an award for information provided to any Governmental Agency, as set forth below in Section 10.

10.  Confidential and Proprietary Information of Hain

In accordance with the Confidentiality Agreement (as defined below) Employee understands and agrees that all books, records, documents and information, whether written or not, pertaining to Hain's business activities, are the confidential and proprietary property of Hain (hereinafter referred to as "trade secrets and confidential and proprietary information") and must be returned in full and without retention of copies. Employee warrants, covenants, and agrees that he/she will not disclose any of Hain's trade secrets and confidential and proprietary information to any person or entity not employed, owned by, or otherwise affiliated with Hain or use such information for his/her own benefit or the benefit of any person or entity not employed, owned by, or otherwise affiliated with Hain. Employee further agrees that he/she shall not be entitled to copies, in any form, of such trade secrets and confidential and proprietary information and he/she shall immediately return to Hain any copies of such information currently in his/her possession or control. Notwithstanding the foregoing, nothing in this Agreement shall be construed to limit Employee from disclosing Employee’s own wages or other employment terms as provided by law.

Notwithstanding anything herein to the contrary, this Agreement does not limit or interfere with Employee’s right, without notice to or authorization of the Company, to communicate and cooperate in good faith with any self-regulatory organization or U.S. federal, state, or local governmental or law enforcement branch, agency, commission, or entity (collectively, a “Government Entity”) for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Entity, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Entity, provided that in each case, such communications, participation, and disclosures are consistent with applicable law.  Additionally, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  If Employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law, Employee may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

11.  Post-Employment Restrictive Covenants

Employee acknowledges that to the extent permissible by law, the Confidentiality, Non-Interference, and Invention Assignment Agreement (the (“Confidentiality Agreement”), dated March 25, 2019, which is annexed hereto as Exhibit A, which is designed to survive the termination of such agreement shall survive in full force and effect for the applicable periods contained therein, except as otherwise set forth herein.

12. Return of Physical Property by Employee

Employee acknowledges his/her immediate responsibility to fully and unconditionally return all tangible property of Hain to Hain on or before the Termination Date. Employee acknowledges that he/she will not alter or remove any Hain related data or documents from any electronic property of the Company and he/she will return all electronic property in full working order.

13. Nondisparagement

Employee agrees to refrain from any defamation, libel or slander of Hain or any of the Releasees to any person or entity including but not limited to Hain’s past, present or future customers, employees, clients, contractors, vendors, or to the media or health and research professional community via any form of communication including written, oral, or electronic.  Employee also agrees not to publish or make any disparaging remarks or statements related to Hain or any of the other Releasees in any forum, including the internet, any web site or blog.  Further, Employee agrees to refrain from any tortious interference with Hain’s or the Releasees’ contracts and relationships.

If Hain’s Human Resources representatives are contacted by any potential future employers of Employee for a reference, Hain’s Human Resources representative shall provide Employee’s dates of employment and last position at Hain. Furthermore, Hain will instruct its current Executive Officers and the Directors of the Company’s Board of Directors, in place as of the Effective Date of this Agreement, to refrain from any defamation, libel or slander of Employee.

14. Resignation from Positions with Subsidiaries

Employee hereby resigns as a director and officer and from any other positions Employee may hold with each direct and indirect subsidiary of the Company. Employee agrees to execute such other documents or instruments as the Company may reasonably request to give formal effect to any such resignation.

15. Responsibility for Outplacement

Hain agrees to pay up to $3,000.00 of outplacement services directly to Right Management, Inc.  Thereafter, Employee acknowledges that he/she shall accept full responsibility for all costs related to his/her own job search and will not look to Hain for any reimbursement of postage, printing, resume preparation, outplacement counseling or any other related expense.

16. No Consideration Absent Execution of this Agreement

        Employee agrees and understands that the Company has no obligation to pay the monies and/or benefits in Sections 2 and 3 above unless Employee signs this Agreement and follows its terms.

17.  Entire Agreement and Severability

The parties hereto agree that this Agreement may not be modified, altered or changed, except by a written agreement signed by the parties hereto. This Agreement, the Confidentiality Agreement dated March 25, 2019, by and between Hain and Employee, which is annexed hereto as Exhibit A, represent the entire agreement and understanding between Hain and Employee concerning the subject matter of this Agreement and Employee's relationship with Hain, and supersede and replace any and all prior agreements and understandings between the parties concerning the subject matter of this Agreement and Employee's relationship with Hain. If any term or provision of this Agreement or the application thereof to Employee or circumstance shall to any extent be invalid or unenforceable, such provision will be modified, rewritten or interpreted by the parties to include as much of its nature and scope as will render it enforceable. Otherwise, Hain shall be entitled to the return of the entire consideration under this Agreement.

18. Breach of Agreement

Employee acknowledges and agrees that any breach hereof constitutes a material breach of this Agreement and shall entitle the Company immediately to cease making any severance payments and benefits provided by Sections 2 and 3 and to recover any prior payments. In addition, should Employee violate any provision of this Agreement, the Company may apply for appropriate relief. In any proceeding to enforce the terms of this Agreement, the Agreement may be introduced under seal in order to maintain its confidentiality. Employee understands and agrees that the damage to the Company due to any such breach will be extremely difficult to determine. Because of this difficulty, Employee agrees that in the event of a finding of such breach, he/she will forfeit and return to Hain all amounts received pursuant to this Agreement. Notwithstanding any such relief, all of the other terms of this Agreement, including, without limitation, Employee’s release of claims, shall remain in full force and effect. The remedies provided for in this provision shall not be construed to be exclusive and do not bar any other claims for relief. In addition, Hain shall be entitled to recover its costs and fees, including reasonable attorneys’ fees, incurred in the successful enforcement of any such relief.
19. Resolution of Disputes

Any controversy or claim arising out of this Agreement, or the breach thereof, shall be decided by an appropriate state or federal court nearest to Hain’s corporate headquarters, and all such claims shall be adjudicated by a judge sitting without a jury.

20. Governing Law

This Agreement shall be governed by the laws of the State of New York, without regard for choice of law provisions.

21. Effective Date

This Agreement is effective after it has been signed by both parties and after eight (8) days have passed following the date Employee signed the Agreement (the “Effective Date”). Any revocation prior to the eighth day after Employee has signed this Agreement must be submitted, in writing, to Kristy Meringolo, Senior Vice President, General Counsel and state, “I hereby revoke my acceptance of our Separation Agreement and General Release.” The revocation must be delivered to Kristy Meringolo and postmarked within seven (7) calendar days of execution of this Agreement.

22. Capability to Waive Claims
        Employee is competent to affect a knowing and voluntary general and unlimited release of all claims and to enter into this Agreement.  Employee is not affected or impaired in his/her ability voluntarily and knowingly to consider and to execute this Agreement, whether by illness, use of alcohol, drugs or other substances or conditions.  Employee is not a party to any bankruptcy, lien, assignment, creditor-debtor or other proceeding which would impair the right to settle all claims against Hain or to waive all claims that Employee may have against Released Parties.
23. Voluntary Execution

Employee acknowledges that he/she has carefully read this Agreement and understands all of its terms including the general and final release of claims set forth above and covenant not to sue. Employee further acknowledges that he/she has voluntarily entered into this Agreement; that he/she has not relied upon any representation or statement, written or oral, not set forth in this Agreement; that the only consideration for signing this Agreement is as set forth herein; that the consideration received for executing this Agreement is greater than that to which he/she may otherwise be entitled; and that this document gives him/her the opportunity and encourages him/her to have this Agreement reviewed by his/her attorney and tax advisor.

EMPLOYEE HAS TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

EMPLOYEE MAY REVOKE THIS AGREEMENT DURING THE SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO KRISTY MERINGOLO, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND STATE, "I HEREBY REVOKE MY ACCEPTANCE OF OUR SEPARATION

AGREEMENT AND GENERAL RELEASE." THE REVOCATION MUST BE PERSONALLY DELIVERED TO KRISTY MERINGOLO OR HER DESIGNEE, OR MAILED TO KRISTY MERINGOLO AT THE HAIN CELESTIAL GROUP, INC., 1111 MARCUS AVENUE, LAKE SUCCESS, NEW YORK 11042 AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE CERTAIN CLAIMS AGAINST HAIN AND RELEASEES.

The parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

THE HAIN CELESTIAL GROUP, INC.

/s/ James Langrock     By: /s/ Kristy Meringolo
Employee - James Langrock     Kristy Meringolo
               SVP, General Counsel

Date: 12/31/19     Date: December 31, 2019

EXHIBIT A

Confidentiality, Non-Interference, and Invention Assignment Agreement

[Omitted]